Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-12365 of Seneca Foods Corporation on Form S-8 of our report dated June 18, 2004 (except for Note F dated August 10, 2004), appearing in this Annual Report on Form 11-K/A of Seneca Foods Corporation Employees' Savings Plan for the year ended December 31, 2003.





/s/Bobbitt, Pittenger & Company, P.A.

Bobbitt, Pittenger & Company, P.A.
Sarasota, Florida
August 10, 2004